Exhibit 4.4

NUMBER SUBUNITS SU

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP 039562 301

ARCHIMEDES TECH SPAC PARTNERS CO.

SUBUNITS CONSISTING OF ONE SHARE OF COMMON STOCK AND ONE-QUARTER OF ONE
WARRANT,

EACH WHOLE WARRANT ENTITLING THE HOLDER TO PURCHASE ONE SHARE OF COMMON STOCK

THIS CERTIFIES THAT	is the owner of	Subunits.

Each Subunit (“Subunit”) consists of one share of common stock, par value $.0001 per share (“Common Stock”), and one-quarter of one (1) warrant (“Warrant”) of Archimedes Tech SPAC Partners Co., a Delaware corporation (the “Company”).  Each whole Warrant entitles the holder to purchase one (1) share of Common Stock (subject to adjustment) for $11.50 per share (subject to adjustment).  Each whole Warrant will become exercisable thirty (30) days after the Company’s completion of a merger, share exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses (each a “Business Combination”), and will expire, unless exercised before 5:00 p.m., New York City Time, on the date that is five (5) years after the date on which the Company completes its initial Business Combination, or earlier upon redemption or liquidation.  The Common Stock and Warrants comprising the Subunits represented by this certificate are not transferable separately until the Company consummates its initial Business Combination.  The terms of the Warrants are governed by a Warrant Agreement, dated as of               , 2021, between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at One State Street, New York, New York 10004, and are available to any Warrant holder on written request and without cost.

The Company will be forced to redeem all of the Subunits sold in its initial public offering if it is unable to complete a Business Combination by , 2022, as more fully described in the Company’s final prospectus dated             , 2021.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

This certificate shall be governed by and construed in accordance with the internal laws of the State of New York.

Witness the facsimile signature of its duly authorized officers.

Chief Executive Officer	Secretary

Archimedes Tech SPAC Partners Co.

The Company will furnish without charge to each subunit holder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT —	Custodian
TEN ENT	—	as tenants by the entireties		(Cust) (Minor)
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common		under Uniform Gifts to Minors
Act
(State)

Additional abbreviations may also be used though not in the above list.

For value received,                hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Subunits represented by the within Certificate, and does hereby irrevocably constitute and appoint

Attorney to transfer the said Subunits on the books of the within named Company with full power of substitution in the premises.

Dated:

	Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.
Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 UNDER THE SECURITIES ACT OF 1933, AS AMENDED).

In each case, as more fully described in the Company’s final prospectus dated            , 2021, the holder(s) of this certificate shall be entitled to receive a pro-rata portion of certain funds held in the trust account established in connection with its initial public offering only in the event that (i) the Corporation is forced to liquidate because it does not consummate an initial business combination within the period of time set forth in the Corporation’s Amended and Restated Certificate of Incorporation, as the same may be amended from time to time (the “Charter”) or (ii) if the holder seeks to convert his subunits upon consummation of, or sell his subunits in a tender offer in connection with, an initial business combination or in connection with certain amendments to the Charter. In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account.